Exhibit 32.1
CERTIFICATION PURSUANT TO
TITLE 18, UNITED STATES CODE, SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Diamond Hill Investment Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R.H. Dillon, Chief Executive Officer of the Company, and James F. Laird, Chief Financial Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ R.H. Dillon Print Name: R.H. Dillon
Title: Chief Executive Officer

Date: March 13, 2009

/S/ James F. Laird
Print Name: James F. Laird
Title: Chief Financial Officer

Date: March 13, 2009